Exhibit 99.1

Olympic Steel Reports First-Quarter 2023 Results

Company performance demonstrates the strategy to diversify and strengthen Olympic Steel is working

Record access to capital enables investments in automation, organic growth and continued consideration of strategic acquisition targets

CLEVELAND--(BUSINESS WIRE)--May 4, 2023--Olympic Steel, Inc. (Nasdaq: ZEUS), a leading national metals service center, today announced financial results for the three months ended March 31, 2023.

Net income for the first quarter totaled $9.9 million, or $0.85 per diluted share, compared with net income of $37.3 million, or $3.23 per diluted share, in the first quarter of 2022. There were no LIFO adjustments recorded for the first quarters of 2023 or 2022. Adjusted EBITDA for the first quarter of 2023 was $28.6 million, compared with $56.0 million in the first quarter of 2022. First-quarter 2023 Adjusted EBITDA excludes $4.6 million of expenses and adjustments related to the January 3, 2023, Metal-Fab acquisition.

The Company reported sales for the first quarter of 2023 totaling $573 million, compared with $696 million in the first quarter of 2022.

“Olympic Steel delivered another quarter of strong results to start the year,” said Richard T. Marabito, Chief Executive Officer. “All three of our segments reported solid profitability, including the second-most-profitable quarter ever for our tubular and pipe products segment. Our newly acquired Metal-Fab business, which is included in our carbon segment, also performed well. We will begin to see the full effect of Metal-Fab’s earnings in our second-quarter results, as the $4.6 million of acquisition-related expenses and adjustments are behind us, and synergistic benefits should begin in the second half of 2023. Our first-quarter performance, which included balanced earnings across all three of our business segments, reinforces that our strategy to diversify and strengthen Olympic Steel is working.”

Marabito concluded, “We are in an excellent operational and financial position to continue advancing our strategy. Our balance sheet remains strong, and we generated $52 million of operating cash flow in the first quarter of 2023. We have record availability under our $625 million revolving credit line with over $350 million to invest in organic growth, automation and acquisition opportunities that align with our strategic priorities for long-term success. We are also simultaneously rewarding our shareholders with a $0.125 per share quarterly dividend, up from $0.09 per share in 2022. Looking forward to the second quarter of 2023, we expect customer demand to remain steady, and we anticipate that our diversification strategy will result in consistent profitability despite an unsettled economic outlook.”

The Board of Directors approved a regular quarterly cash dividend of $0.125 per share, which is payable on June 15, 2023, to shareholders of record on June 1, 2023. The Company has paid a regular quarterly dividend since March 2006.

The table that follows provides a reconciliation of non-GAAP measures to the most directly comparable measures prepared in accordance with GAAP.

Olympic Steel, Inc.

Reconciliation of Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share

(Figures may not foot due to rounding.)

The following table reconciles adjusted net income per diluted share to the most directly comparable GAAP financial measure:

	Three months ended
	March 31,
	2023	2022

Net income per diluted share	$0.85	$3.23

Excluding the following items
Metal-Fab Inventory fair market value adjustment	0.13	-
Acquisition related expenses	0.16	-
Gain on Sale of Milan, IA Warehouse	-	(0.13)

Adjusted net income per diluted share (non-GAAP)	$1.15	$3.10
Reconciliation of Net Income to Adjusted EBITDA (in thousands) The following table reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure:

	Three months ended
	March 31,
	2023	2022

Net income (GAAP):	$9,872	$37,302
Excluding the following items:
Foreign exchange loss included in net income	11	6
Interest and other expense on debt	4,223	1,998
Income tax provision	3,617	13,816
Depreciation and amortization	6,201	4,982

Earnings before interest, taxes, depreciation and
amortization (EBITDA)	23,924	58,104

Metal-Fab Inventory fair market value adjustment	2,079	-
Acquisition related expenses	2,556	-
Gain on Sale of Milan, IA Warehouse	-	(2,083)

Adjusted EBITDA (non-GAAP)	$28,559	$56,021

Conference Call and Webcast

A simulcast of Olympic Steel’s 2023 first-quarter earnings conference call can be accessed via the Investor Relations section of the Company’s website at www.olysteel.com. The live simulcast will begin at 10 a.m. ET on May 5, 2023, and a replay will be available for approximately 14 days thereafter.

Forward-Looking Statements

It is the Company’s policy not to endorse any analyst’s sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “should,” “intend,” “expect,” “believe,” “estimate,” “project,” “plan,” “potential,” and “continue,” as well as the negative of these terms or similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: risks of falling metals prices and inventory devaluation; supply disruptions and inflationary pressures, including the availability and rising costs of transportation, energy, logistical services and labor; risks associated with shortages of skilled labor, increased labor costs and our ability to attract and retain qualified personnel; rising interest rates and their impacts on our variable interest rate debt; risks associated with supply chain disruption resulting from the imbalance of metal supply and end-user demands related to the novel coronavirus, or COVID-19, including additional shutdowns in large markets, such as China, and other factors; risks associated with the invasion of Ukraine, including economic sanctions, or additional war or military conflict, could adversely affect global metals supply and pricing; general and global business, economic, financial and political conditions, including, but not limited to, recessionary conditions and legislation passed under the current administration; supplier consolidation or addition of new capacity; risks associated with the COVID-19 pandemic, including, but not limited to customer closures, reduced sales and profit levels, slower payment of accounts receivable and potential increases in uncollectible accounts receivable, falling metals prices that could lead to lower of cost or net realizable value inventory adjustments and the impairment of intangible and long-lived assets, negative impacts on our liquidity position, inability to access our traditional financing sources on the same or reasonably similar terms as were available before the COVID-19 pandemic and increased costs associated with and less ability to access funds under our asset-based credit facility, or ABL Credit Facility, and the capital markets; our ability to successfully integrate recent acquisitions into our business and risks inherent with the acquisitions in the achievement of expected results, including whether the acquisition will be accretive and within the expected timeframe; the levels of imported steel in the United States and the tariffs initiated by the U.S. government in 2018 under Section 232 of the Trade Expansion Act of 1962 and imposed tariffs and duties on exported steel or other products, U.S. trade policy and its impact on the U.S. manufacturing industry; the inflation or deflation existing within the metals industry, as well as product mix and inventory levels on hand, which can impact our cost of materials sold as a result of the fluctuations in the last-in, first-out, or LIFO, inventory valuation; increased customer demand without corresponding increase in metal supply could lead to an inability to meet customer demand and result in lower sales and profits; competitive factors such as the availability, and global pricing of metals and production levels, industry shipping and inventory levels and rapid fluctuations in customer demand and metals pricing; customer, supplier and competitor consolidation, bankruptcy or insolvency; the timing and outcomes of inventory lower of cost or net realizable value adjustments and last-in, first-out, or LIFO, income or expense; reduced production schedules, layoffs or work stoppages by our own, our suppliers’ or customers’ personnel; cyclicality and volatility within the metals industry; reduced availability and productivity of our employees, increased operational risks as a result of remote work arrangements, including the potential effects on internal controls, as well as cybersecurity risks and increased vulnerability to security breaches, information technology disruptions and other similar events; fluctuations in the value of the U.S. dollar and the related impact on foreign steel pricing, U.S. exports, and foreign imports to the United States; the successes of our efforts and initiatives to improve working capital turnover and cash flows, and achieve cost savings; our ability to generate free cash flow through operations and repay debt; the adequacy of our existing information technology and business system software, including duplication and security processes; the amounts, successes and our ability to continue our capital investments and strategic growth initiatives, including acquisitions and our business information system implementations; events or circumstances that could adversely impact the successful operation of our processing equipment and operations; the impacts of union organizing activities and the success of union contract renewals; changes in laws or regulations or the manner of their interpretation or enforcement could impact our financial performance and restrict our ability to operate our business or execute our strategies; events or circumstances that could impair or adversely impact the carrying value of any of our assets; risks and uncertainties associated with intangible assets, including impairment charges related to indefinite lived intangible assets; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to sell shares of our common stock under the at-the-market equity program; and unanticipated developments that could occur with respect to contingencies such as litigation, arbitration and environmental matters, including any developments that would require any increase in our costs for such contingencies.

In addition to financial information prepared in accordance with GAAP, this document also contains adjusted earnings per diluted share and adjusted EBITDA, which are non-GAAP financial measures. Management’s view of the Company’s performance includes adjusted earnings per share and adjusted EBITDA, and management uses these non-GAAP financial measures internally for planning and forecasting purposes and to measure the performance of the Company. We believe these non-GAAP financial measures provide useful and meaningful information to us and investors because they enhance investors’ understanding of the continuing operating performance of our business and facilitate the comparison of performance between past and future periods. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Additionally, the presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is provided above.

About Olympic Steel

Founded in 1954, Olympic Steel is a leading U.S. metals service center focused on the direct sale of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel, aluminum, tin plate, and metal-intensive branded products. The Company's CTI subsidiary is a leading distributor of steel tubing, bar, pipe, valves and fittings, and fabricator of value-added parts and components. Headquartered in Cleveland, Ohio, Olympic Steel operates from more than 44 facilities in North America.

For additional information, please visit the Company’s website at www.olysteel.com.

Olympic Steel, Inc. Consolidated Statements of Net Income (in thousands, except per-share data)

	Three months ended
	March 31
	2023	2022
Net sales	$573,076	$696,333

Costs and expenses
Cost of materials sold (excludes items shown separately below)	452,636	555,107
Warehouse and processing	30,649	24,048
Administrative and general	33,185	29,622
Distribution	17,741	15,041
Selling	10,397	10,822
Occupancy	4,544	3,589
Depreciation	5,077	4,350
Amortization	1,124	632
Total costs and expenses	555,353	643,211
Operating income	17,723	53,122
Other loss, net	11	6
Income before interest and income taxes	17,712	53,116
Interest and other expense on debt	4,223	1,998
Income before income taxes	13,489	51,118
Income tax provision	3,617	13,816
Net income	$9,872	$37,302

Earnings per share:
Net income per share - basic	$0.85	$3.23
Weighted average shares outstanding - basic	11,570	11,559
Net income per share - diluted	$0.85	$3.23
Weighted average shares outstanding - diluted	11,571	11,563

Olympic Steel, Inc. Balance Sheets (in thousands)

	As of March 31, 2023	As of December 31, 2022
Assets
Cash and cash equivalents	$18,413	$12,189
Accounts receivable, net	236,844	219,789
Inventories, net (includes LIFO reserves of $20,301 as of March 31, 2023 and December 31, 2022)	407,983	416,931
Prepaid expenses and other	6,257	9,197
Total current assets	669,497	658,106

Property and equipment, at cost	455,975	429,810
Accumulated depreciation	(283,315)	(281,478)
Net property and equipment	172,660	148,332

Goodwill	43,690	10,496
Intangible assets, net	85,859	32,035
Other long-term assets	19,755	14,434
Right of use asset, net	35,328	28,224
Total assets	$1,026,789	$891,627

Liabilities
Accounts payable	$142,608	$101,446
Accrued payroll	17,863	40,334
Other accrued liabilities	20,613	16,824
Current portion of lease liabilities	6,921	6,098
Total current liabilities	188,005	164,702

Credit facility revolver	258,765	165,658
Other long-term liabilities	15,718	12,619
Deferred income taxes	10,737	10,025
Lease liabilities	29,013	22,655
Total liabilities	502,238	375,659

Shareholders' Equity
Preferred stock	-	-
Common stock	135,131	134,724
Accumulated other comprehensive income	1,007	1,311
Retained earnings	388,413	379,933
Total shareholders' equity	524,551	515,968
Total liabilities and shareholders' equity	$1,026,789	$891,627

Olympic Steel, Inc. Segment Financial Information (In thousands, except tonnage and per-ton data. Figures may not foot to consolidated totals due to Corporate expenses.)

	Three months ended March 31,
	Carbon Flat Products		Specialty Metals Flat		Tubular and Pipe
	2023	2022	2023	2022	2023	2022
Tons sold [1]	218,338	206,083	32,516	38,444	N/A	N/A

Net sales	$309,818	$379,549	$166,564	$199,479	$96,694	$117,305
Average selling price per ton	1,419	1,842	5,123	5,189	N/A	N/A
Cost of materials sold	248,436	327,713	137,713	140,990	66,487	86,404
Gross profit	61,382	51,836	28,851	58,489	30,207	30,901
Operating expenses	55,436	41,961	19,592	24,405	20,466	16,319
Operating income (loss)	5,946	9,875	9,259	34,084	9,741	14,582

Depreciation and amortization	3,607	2,674	984	1,005	1,593	1,286
[1]	The Company does not report tons sold for McCullough Industries, EZ Dumper, or Metal-Fab in the Carbon Flat Products Segment, Shaw Stainless in the Specialty Metals Flat Products Segment or the Tubular and Pipe Products Segment.
	As of March 31, 2023	As of December 31, 2022
Assets
Flat-products	$758,858	$631,607
Tubular and pipe products	266,322	258,412
Corporate	1,609	1,608
Total assets	$1,026,789	$891,627
Other Information (in thousands, except per-share and ratio data)

(in thousands except per share data)	As of March 31, 2023	As of December 31, 2022
Shareholders' equity per share	$47.12	$46.36

Debt to equity ratio	0.49 to 1	0.32 to 1

	Three Months Ended March 31,
	2023	2022
Net cash from (used for) operating activities	52,440	14,883
Cash dividends per share	$0.125	$0.09

Contacts

Richard A. Manson
Chief Financial Officer
(216) 672-0522
ir@olysteel.com